UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

TXU Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Open Letter to Employees from John Wilder:
Late yesterday, we filed TXU’s definitive proxy statement with the Securities and Exchange Commission asking shareholders to vote on the merger agreement. I along with other members of the TXU Corp. Board of Directors, after receiving the unanimous recommendation of the Strategic Transactions Committee, have unanimously approved this proxy statement and recommend a vote “FOR” approval of the merger agreement. Under the terms of the merger agreement, TXU Corp. shareholders will receive $69.25 in cash per share after closing.
This means your hard work to create a culture of operational and safety excellence has made our company a highly desirable one. Through your efforts, our three companies are well-positioned to succeed in a highly volatile and uncertain competitive environment.
In the proxy, you will read a lot about the transaction and its impact on shareholders. You will also see that Tom Baker and I have both informed our Board of Directors that we will be leaving TXU after the transaction closes.
Tom is choosing to retire after having given 36 years of service to this company. I have depended on Tom for his insight, knowledge of our business and industry, and his solid business sense. While he will remain through the close of the transaction, I will miss working with him and I know you will join me in wishing him well in his retirement.
As for me, the completion of the merger would represent the natural culmination of my work at TXU. The five-year turnaround plan that I presented to the TXU Board on my arrival is essentially complete: our performance is up sharply; our businesses are well positioned to win; and TXU has several individuals that are highly qualified to lead our three independent businesses under private ownership. This is a great company with a bright future.
In the event the merger does not close, I have agreed to remain as chairman and chief executive officer of the company to ensure the continuity of the corporate management team that the company would need as it works to refocus its business strategies and to oversee TXU Corp.’s business and the implementation of an alternative strategy to the merger.
Management stock transactions are watched closely by many investors, and the intentions of management that hold material stock positions are considered important information. Tom and I are the two largest shareholders among the officers and the directors of the company. So, both of us wanted to send a clear signal to shareholders, early in the process, that we intend to follow the board’s recommendation to vote for the merger and then sell our interest in the company after close. It is in the best interests of our shareholders for them to know our intentions as they are contemplating their decision on how to vote, and it is our duty to provide them with all the information they need to make their decision.
Over the last few months, I have gotten to know many of the principals at KKR, TPG, and the other investors, as well as prospective board members they have named, and I have the utmost respect for them. I know they believe passionately in the potential of our three companies, as do I.

Much of my confidence in TXU is rooted in my respect for you and your capabilities. We have worked together to rebuild this great company, and we were able to return TXU to greatness — so much so that some of the best financial and business minds in the world want to buy our company at $69.25 per share (a far cry from the $11.70 per share (split adjusted) that we experienced in early 2004).
The credit goes to all of you for building such a strong and valuable company. You have worked tirelessly to improve service to Texans, safety for our people, and business performance for our shareholders, all at the same time. You should view this proposed merger as a validation of your continuing success.
I thank you for your support and efforts over the last 3 1/2 years and look forward to my remaining TXU career — whether it be for a few months or for years! I’ve always told you that flexibility is a key personal characteristic to possess to be successful at TXU. I will have to really demonstrate this in a very personal way over the coming months.
If and when it appears we are certain to complete this merger, I will further communicate to you my heartfelt appreciation for the stunning progress you have made in the areas of safety, production improvement, cost control, customer service, risk management and shareholder value creation. Taken together, the dramatic performance improvements that resulted from employee involvement and engagement from the TXU Operating System and the other initiatives throughout many organizations has repositioned TXU to truly be a high performance industrial company. This took hard work, dedication, and focus on all of your part. Without your efforts, TXU would not be in the highly competitive position it is in today. I very much appreciate you.
I encourage you to read the proxy carefully before you vote your shares. We will publish information on TXU Connect in the coming days to help ensure that everyone understands the various methods for voting.
Thank you again for your support and hard work — I encourage you to continue to focus on safety and operational excellence.
Sincerely,
John Wilder
Other Resources
Click here to read the news release.
Click here to download the definitive proxy statement.
Additional Information and Where to Find It
In connection with the proposed merger of TXU Corp. (the “Company”) with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), the Company has filed a definitive proxy statement with the Securities and Exchange Commission (“the SEC”). This definitive proxy statement and a form of proxy are being mailed to the shareholders of the Company on or about July 27, 2007. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING

THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders may obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan, Dallas, Texas 75201, telephone: (214) 812-4600, or from the Company’s website, http://www.txucorp.com.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 24, 2007. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the definitive proxy statement filed with the SEC and other relevant documents regarding the Merger.